                    AUDIO INTERNATIONAL, INC. AND SUBSIDIARY

                         INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----
INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENTS                          1


FINANCIAL STATEMENTS

  Consolidated Balance Sheets as of December 31, 1996 and 1995                2

  Consolidated Statements of Earnings and Retained Earnings for the
        years ended December 31, 1996 and 1995                                3

  Consolidated Statements of Cash Flows for the years ended
        December 31, 1996 and 1995                                            4

  Notes to Consolidated Financial Statements                                  5

                        INDEPENDENT AUDITORS' REPORT ON
                              FINANCIAL STATEMENTS

The Board of Directors and Stockholders
Audio International, Inc.
North Little Rock, Arkansas

     We have audited the accompanying consolidated balance sheets of Audio International, Inc. and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of earnings and retained earnings and consolidated statements of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the consolidated financial statements referred to in the preceding paragraph provide a reasonable basis for our opinion.

     In our previously issued auditors' reports dated April 4, 1996, and February 21, 1997, we did not express an opinion on the consolidated statement of earnings and retained earnings, or the consolidated statement of cash flows for the year ended December 31, 1995, since we had not audited such statements. In accordance with your subsequent instructions, we have now audited the consolidated statement of earnings and retained earnings and the consolidated statement of cash flows for the year ended December 31, 1995, in accordance with generally accepted auditing standards. Accordingly, our present opinion on these financial statements, as presented herein, is different from that expressed in our previous reports.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Audio International, Inc. and subsidiary as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

     As discussed in Note 12, the Company prepared its financial statements for years prior to 1995 on the income tax basis of accounting. Effective January 1, 1995, the Company adopted generally accepted accounting principles for the preparation of its financial statements, and accordingly, appropriate adjustments have been made to retained earnings as of January 1, 1995.


                                        THOMAS & THOMAS
                                        Certified Public Accountants
Little Rock, Arkansas
February 21, 1997
(Except for paragraph 3 above, as to
 which the date is December 17, 1997)

                              AUDIO INTERNATIONAL, INC.
                                   AND SUBSIDIARY

                            CONSOLIDATED BALANCE SHEETS
                             DECEMBER 31, 1996 AND 1995

                                                         1996          1995
                                                     ----------    -----------
CURRENT ASSETS
  Cash in financial institutions                     $   46,140    $     2,868
  Repurchase agreements                               1,543,200        470,862
  Receivables:
    Trade, net                                        1,206,764        633,258
    Employees and other                                  13,471         28,668
  Inventories                                         1,503,346        830,660
  Prepaid income taxes                                    --            55,368
  Deferred income taxes                                  37,898         30,135
                                                     ----------    -----------
      Total current assets                            4,350,819      2,051,819

PROPERTY AND EQUIPMENT, NET                           1,298,834     1,243,160

OTHER ASSETS
  Other investments                                     100,000          --
  Utility deposits                                        1,013          1,050
                                                     ----------    -----------

TOTAL ASSETS                                         $5,750,666     $3,296,029
                                                     ----------    -----------
                                                     ----------    -----------


CURRENT LIABILITIES
  Construction contract payable                      $    --        $  268,587
  Accounts payable, trade                               426,182        438,456
  Accrued expenses                                      312,842        154,070
  Income taxes payable                                  817,257          --
  Current portion of long-term debt                      43,699         38,826
                                                     ----------    -----------
     Total current liabilities                        1,599,980        899,939

DEFERRED INCOME TAXES                                   22,605          31,220

LONG-TERM DEBT, EXCLUDING CURRENT PORTION               723,841        578,809
                                                     ----------    -----------

     TOTAL LIABILITIES                                2,346,426      1,509,968
                                                     ----------    -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock, $1 par value, 1,000 shares
    authorized, 129 shares issued and outstanding           129            129
  Additional paid-in capital                            600,887        600,887
  Contributed capital                                    90,000         90,000
  Retained earnings                                   2,713,224      1,095,045
                                                     ----------    -----------
     TOTAL STOCKHOLDERS' EQUITY                       3,404,240      1,786,061
                                                     ----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $5,750,666     $3,296,029
                                                     ----------    -----------
                                                     ----------    -----------


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                             AUDIO INTERNATIONAL, INC.
                                   AND SUBSIDIARY

             CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS
                       YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                        1996           1995
                                                    -----------    -----------

SALES AND SERVICE REVENUES, NET                     $10,134,263     $5,182,046

COST OF SALES AND SERVICE                             4,666,917      2,710,253
                                                    -----------    -----------
  Gross Profit                                        5,467,346      2,471,793

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          2,925,873      2,174,280
                                                    -----------    -----------
  Operating Income                                    2,541,473        297,513

OTHER INCOME (EXPENSE)
  Investment income                                      32,228         14,769
  Interest expense                                      (45,346)       (28,400)
  Gain (loss) on disposal of assets, net                 11,278        (38,224)
  Other                                                   4,625            788
                                                    -----------    -----------
    Earnings Before Income Taxes                      2,544,258        246,446

PROVISION FOR INCOME TAXES                              926,079         66,000
                                                    -----------    -----------

    NET EARNINGS                                      1,618,179        180,446

RETAINED EARNINGS, BEGINNING OF YEAR                  1,095,045        914,599
                                                    -----------    -----------

RETAINED EARNINGS, END OF YEAR                      $ 2,713,224     $1,095,045
                                                    -----------    -----------
                                                    -----------    -----------


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                             AUDIO INTERNATIONAL, INC.
                                   AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                       YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                         1996          1995
                                                     ----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  NET EARNINGS                                       $1,618,179    $   180,446
                                                     ----------    -----------
  ADJUSTMENTS TO RECONCILE NET INCOME TO NET
    CASH PROVIDED BY  OPERATING ACTIVITIES
        (Gain) loss on disposal of assets, net          (11,278)        38,224
        Depreciation                                    151,055         93,963
        Increase (decrease) in operating assets:
           Accounts receivable, trade                  (573,506)      (102,793)
           Accounts receivable, employee and other       15,197        (22,312)
           Inventories                                 (672,686)      (472,191)
           Prepaid income taxes                          55,368        (55,368)
           Deferred income taxes                         (7,763)         --
        Increase (decrease) in operating
          liabilities:
           Accounts payable                             (12,274)       352,522
           Accrued expenses                             158,772         22,079
           Construction contract payable               (268,587)       268,588
           Income taxes payable                         817,257       (137,119)
           Deferred income taxes                         (8,615)         4,045
                                                     ----------    -----------
               Total adjustments, net                  (357,060)       (10,362)
                                                     ----------    -----------

    NET CASH PROVIDED BY OPERATING ACTIVITIES         1,261,119        170,084
                                                     ----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Payments for purchase of property and equipment,
    net                                                (195,451)      (992,087)
  Other investments                                    (100,000)         --
  Repayments of stockholder loans                         --          (240,000)
  Other assets                                               37         (1,050)
                                                     ----------    -----------

    NET CASH USED BY INVESTING ACTIVITIES              (295,414)    (1,233,137)
                                                     ----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from common stock issuance                     --           600,000
  Payments on long-term debt                            (18,160)       (14,867)
  Proceeds from issuance of long-term debt              168,065        596,942
                                                     ----------    -----------

    NET CASH PROVIDED BY FINANCING ACTIVITIES           149,905      1,182,075
                                                     ----------    -----------

    NET INCREASE IN CASH AND CASH EQUIVALENTS         1,115,610        119,022

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR            473,730        354,708
                                                     ----------    -----------

CASH AND CASH EQUIVALENTS, END OF YEAR               $1,589,340    $   473,730
                                                     ----------    -----------
                                                     ----------    -----------


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                              AUDIO INTERNATIONAL, INC.
                                    AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1996 AND 1995

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A)  BUSINESS ACTIVITY
     Audio International, Inc. (the Company), an Arkansas Corporation, was incorporated January 2, 1987 for the primary purpose of designing, manufacturing and marketing audio and video systems for the aviation industry. On February 16, 1995, the Company formed a new corporation, Audio International Sales, Inc. (a Foreign Sales Corporation), in the Virgin Islands which is a wholly-owned subsidiary of the Company. Foreign sales accounted for approximately 6.9% and 7.2% of total revenues for the years ended December 31, 1996 and 1995, respectively.

     B)  CONSOLIDATION
     The accompanying financial statements present the consolidated accounts of the Company and its wholly-owned subsidiary. Accordingly, the consolidated financial statements include all of the assets, liabilities, income, expenses, and cash flows for these companies. All significant intercompany transactions and balances have been eliminated.

     C)  INVENTORIES
     Inventories are stated at the lower of cost (first-in, first-out basis) or market.

     D)  ALLOWANCE FOR DOUBTFUL ACCOUNTS
     Bad debts are provided on the allowance method based on historical experience and management's evaluation of outstanding accounts receivable. The balance of the allowance at December 31, 1996 and 1995, was $20,000.

     E)  PROPERTY AND EQUIPMENT
     Property and equipment are carried at cost. Major renewals and betterments are capitalized while replacements, maintenance, and repairs which do not improve or extend the life of an asset are expensed. Property and equipment is depreciated over the estimated useful lives of the various assets using the straight-line method for financial statement purposes.

     F)  INCOME TAXES
     Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on taxable income for federal and state tax reporting purposes.

     G)  CASH AND CASH EQUIVALENTS
     For purposes of the statements of cash flows, management considers all highly liquid debt instruments, including repurchase agreements, with an original maturity of three months or less to be cash equivalents.

     H)  RESEARCH AND DEVELOPMENT
     Current operations are charged with all research, engineering, and product development expenses which amounted to approximately $640,000 and $376,000 for the years ended December 31, 1996 and 1995.

     I)  WARRANTY RESERVE
     The financial statements include product warranty reserves of approximately $62,000 and $25,000 at December 31, 1996 and 1995, respectively. The reserve, which is classified as a current liability for financial statement purposes, is based upon estimates of future costs associated with fulfilling warranty obligations.

                             AUDIO INTERNATIONAL, INC.
                                  AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1996 AND 1995

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     J)  ADVERTISING EXPENSE
     Advertising expenditures, including production cost related to various units utilized for demonstrations and display, are expensed as incurred.

     K)  CONCENTRATION OF CREDIT RISK
     The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash in financial institutions, repurchase agreements, and trade accounts receivable. The Company places its cash and temporary cash investments with high credit quality institutions. At times such deposits may be in excess of insurance limits. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

     L)  USE OF ESTIMATES
     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     M)  RECLASSIFICATIONS
     Certain amounts for the year ended December 31, 1995, have been reclassified to conform with the presentation of the December 31, 1996 amounts. The reclassifications have no effect on net income for the years ended December 31, 1996 or 1995.


NOTE 2:  REPURCHASE AGREEMENTS

     The Company is party to a contract with a local bank under which all operating funds on deposit with the bank are invested in repurchase agreements on a daily basis. The bank maintains, as collateral for the benefit of the Company, certain securities in its investment portfolio. The collateral consists of United States government obligations, obligations of United States government agencies, or other obligations guaranteed by the United States government. The securities are held by an agent bank or registered in the agent's name as an owner or pledgee at the Federal Reserve Bank. Interest, at a rate determined by the bank, is paid on a daily basis. The agreements are repurchased by the bank upon presentation of any check or other withdrawal of funds from the Company's operating account.


NOTE 3:  INVENTORIES

     Inventories at December 31, 1996 and 1995 consist of the following:

                                1996         1995
                             ----------    --------
       Raw materials         $  863,373    $546,078
       Work-in-process          403,193     147,187
       Finished goods           236,780     137,395
                             ----------    --------

         Total inventories   $1,503,346    $830,660
                             ----------    --------
                             ----------    --------

                            AUDIO INTERNATIONAL, INC.
                                  AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1996 AND 1995

NOTE 4:  PROPERTY AND EQUIPMENT

     During 1995 the City of North Little Rock Industrial Development Corporation conveyed title to certain land to the Company for consideration of $10 and an agreement that the Company would locate its new facility on the property. This land, and the related contribution of capital, was recorded for financial statement purposes at its estimated fair market value of $90,000 at the date of receipt.

     The following is a summary of property and equipment as of December 31:

                                                  Cost
                                       -----------------------    Estimated
                                           1996         1995     Useful Lives
                                       ----------   ----------   ------------

       Land, contributed               $   90,000   $   90,000        --
       Building and improvements          785,740      727,295     40 years
       Machinery and equipment            657,974      536,166     3-7 years
       Office furniture and equipment      96,303       70,407     3-7 years
       Motor vehicles                      95,230      110,498      5 years
                                       ----------   ----------
                                        1,725,247    1,534,366
       Accumulated depreciation          (426,413)    (291,206)
                                       ----------   ----------

         Net property and equipment    $1,298,834   $1,243,160
                                       ----------   ----------
                                       ----------   ----------

     The Company substantially completed construction of its new facility, and moved its operations from leased facilities, in December 1995. This change in facilities resulted in losses from abandonment of leasehold improvements of approximately $42,000.


NOTE 5:  OTHER INVESTMENTS

     In December 1996, the Company entered into a contract with an unrelated entity, whereby the Company advanced the entity $100,000 to be used to manufacture and develop certain products for the Company. The advance payment will be recovered through annual discounts on Company purchases of products from the entity over the term of the contract.


NOTE 6:  BANK LINE OF CREDIT

     A revolving line of credit, which bears interest at the lender's prime rate, is provided to the Company under the terms of a credit agreement dated June 15, 1996. The terms of the agreement allow the Company to borrow up to $200,000. The line of credit is secured by amounts on deposit with the financial institution. There was no balance outstanding on this line of credit at December 31, 1996 or 1995.

                            AUDIO INTERNATIONAL, INC.
                                 AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1996 AND 1995

NOTE 7:  ACCRUED EXPENSES

     Accrued expenses consist of the following at December 31, 1996 and 1995:

                                               1996       1995
                                             --------   --------

       Payroll                               $106,746   $ 52,471
       Vacation                                54,239     36,139
       Payroll taxes withheld and accrued      74,983     32,808
       Reserve for warranties                  61,568     25,000
       Other                                   15,306      7,652
                                             --------   --------

         Total accrued expenses              $312,842   $154,070
                                             --------   --------


NOTE 8:  LONG-TERM DEBT

     Long-term debt at December 31, 1996 and 1995 consists of the following:

                                                           1996       1995
                                                         --------   --------

     Note payable to Arkansas Development Finance
     Authority; due in annual installments through
     May, 2011, including interest ranging from 5.25%
     to 6.0%, secured by property and equipment.         $750,000   $596,942

     Notes payable to bank; secured by vehicles;
     payable in monthly installments including
     interest at 7.3%, through February, 2000.             17,540     20,693
                                                         --------   --------
                                                          767,540    617,635
     Current portion                                      (43,699)   (38,826)
                                                         --------   --------

       Long-term debt, excluding current portion         $723,841   $578,809
                                                         --------   --------
                                                         --------   --------

     During the year ended December 31, 1996, the Company obtained permanent financing, which refinanced its interim note on its new facility. Thus, the note has been classified as long-term debt as of December 31, 1996 and 1995, for financial statement purposes. This debt requires a reserve account for monthly deposits to provide for the next installment of debt service. The balance in this account, which totaled $42,490 and $-0- at December 31, 1996 and 1995, respectively, is included in Cash in Financial Institutions. The terms of the note also require the Company to meet certain restrictive debt covenants, which have been met as of December 31, 1996 and 1995.

     Cash payments for interest on all debt amounted to $46,210 and $22,640 for the years ended December 31, 1996 and 1995, respectively.

                            AUDIO INTERNATIONAL, INC.
                                 AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1996 AND 1995

NOTE 8:  LONG-TERM DEBT (Continued)

     Maturities of long-term debt, based upon the Company's monthly sinking fund and other debt requirements, is as follows at December 31, 1996:

       1997                                                $ 43,699
       1998                                                  38,851
       1999                                                  44,242
       2000                                                  40,748
       2001                                                  40,000
       Thereafter                                           560,000
                                                           --------

                                                           $767,540
                                                           --------
                                                           --------


NOTE 9:  INCOME TAXES

     Income tax expense (benefit) for the years ended December 31, 1996 and 1995, is summarized as follows:
                                                        1996       1995
                                                      --------   -------
       Current:
         Federal                                      $793,693   $61,262
         State                                         148,764       693
                                                      --------   -------
                                                       942,457    61,955
                                                      --------   -------
       Deferred:
         Federal                                      $(13,750)  $ 3,780
         State                                          (2,628)      265
                                                      --------   -------
                                                       (16,378)    4,045
                                                      --------   -------

       Total provision for income taxes               $926,079   $66,000
                                                      --------   -------
                                                      --------   -------

     The actual income tax expense differs from "expected" tax expense (computed by applying appropriate U.S. Federal corporate income tax rates to income before income taxes) primarily due to the effects of state income tax, Federal and state tax credits, nondeductible life insurance premiums, Foreign Sales Corporation income exclusions and entertainment expenses.

     Cash payments for income taxes amounted to $87,617 and $259,147 for the years ended December 31, 1996 and 1995, respectively.

     The Company's deferred tax assets and deferred tax liabilities at December 31, 1996 and 1995, are as follows:
                                                        1996       1995
                                                      --------   -------

       Current deferred tax assets, net               $37,898    $30,135
       Noncurrent deferred tax liabilities, net        22,605     31,220
                                                      --------   -------

               Net deferred tax asset (liability)     $15,293    $(1,085)
                                                      --------   -------
                                                      --------   -------

                            AUDIO INTERNATIONAL, INC.
                                 AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1996 AND 1995

NOTE 9:  INCOME TAXES (Continued)

     The Company's deferred tax assets and deferred tax liabilities result primarily from the use of accelerated methods of depreciation for tax purposes; bad debt reserves, accrued warranty expense and accrued vacation expense being recorded for financial statement purposes; and different inventory valuations for tax and book purposes.

     In assessing of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the level of historical taxable income, management believes it is more likely than not the Company will realize the benefits of these deductible differences.


NOTE 10:  EMPLOYEE BENEFIT PLAN

     The Company has adopted a retirement plan which qualifies under Section 401(k) of the Internal Revenue Code and therefore includes certain salary deferral features for eligible employees. Employees may elect to contribute up to fifteen percent of their gross earnings to the plan. The Company makes matching contributions equal to employee contributions up to 3% of each participating employee's salary. Matching contributions to the plan were approximately $39,900 and $24,700 for the years ended December 31, 1996 and 1995, respectively.


NOTE 11:  BUSINESS CONCENTRATIONS

     The majority of the Company's sales and service revenues are generated through customers in the private aviation industry located throughout the United States. At any given time, certain customers may account for significant portions of the Company's business. The Company's largest six customers accounted for approximately 63% and 58% of net sales for the years ended December 31, 1996 and 1995, respectively.


NOTE 12:  RESTATEMENT OF BALANCES

     Effective January 1, 1995, the Company adopted generally accepted accounting principles for the preparation of its financial statements. In previous years, the records and financial statements of the Company were prepared on the income tax basis of accounting. Certain adjustments have been applied to the beginning retained earnings in order to restate amounts in accordance with generally accepted accounting principles.

     An analysis of these adjustments, and the restated beginning retained earnings, is as follows:

     January 1, 1995 balance, as previously reported                   $853,765
     Adjustments for expense accruals and reserves                      (70,000)
     Adjustments for inventory, property and equipment valuations       130,834
                                                                       --------

     January 1, 1995 balance, as restated                              $914,599
                                                                       --------
                                                                       --------

                            AUDIO INTERNATIONAL, INC.
                                 AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1996 AND 1995

NOTE 13:  COMMON STOCK ISSUANCE

     During 1995, the Company and its shareholders entered into an agreement under which twenty-nine shares of the Company's $1 par value capital stock were to be issued to a new shareholder in exchange for consideration of $600,000 deposited with the Company during 1995. In addition, the then existing shareholders of the Company each would sell seven shares of their capital stock to the new shareholder, creating a one-third interest for each of the three shareholders. This agreement was consummated February 20, 1996. For comparative financial statement purposes, certain reclassifications have been made to reflect this transaction as of December 31, 1995. Thus, at December 31, 1996 and 1995, one hundred and twenty-nine of the Company's one thousand authorized shares were considered to be issued and outstanding.

     The stock acquisition agreement contained additional provisions requiring the employment of each of the three shareholders for a minimum of five years from the date of the agreement and various other provisions related to bonus arrangements and fringe benefits.


NOTE 14: EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS' REPORT

     On November 14, 1997, the Company's stockholders entered into an acquisition agreement, under which all shares of the Company were acquired by DeCrane Aircraft Holdings, Inc.